EXHIBIT 23.1
                                                                    ------------





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-39627, 333-34312, 333-57244, 333-84312 and 333-104011 of Datawatch
Corporation on Form S-8 of our report dated December 6, 2004, on the financial statements of Mergence Technologies Corporation for the year ended December 31, 2003 included in the Form 8-K of Datawatch Corporation dated December 20, 2004.






/s/ Deloitte and Touche LLP

Boston, Massachusetts
December 20, 2004